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                                                                   EX-99.B(j)(A)

                          INDEPENDENT AUDITORS' CONSENT

The Boards of Trustees of
Wells Fargo Funds Trust and Wells Fargo Master Trust:

We consent to the use of our reports for the Diversified Equity Fund, Diversified Small Cap Fund, Equity Income Fund, Equity Index Fund, Growth Fund, Growth Equity Fund, Index Fund, International Equity Fund, Large Cap Appreciation Fund, Large Cap Value Fund, Large Company Growth Fund, Montgomery Emerging Markets Focus Fund, Montgomery Institutional Emerging Markets Fund, Montgomery Mid Cap Growth Fund, Montgomery Small Cap Fund, SIFE Specialized Financial Services Fund, Small Cap Growth Fund, Small Cap Opportunities Fund, Small Company Growth Fund, Small Company Value Fund, Specialized Health Sciences Fund, Specialized Technology Fund, Asset Allocation Fund, Growth Balanced Fund, Index Allocation Fund, Moderate Balanced Fund, Strategic Growth Allocation Fund (formerly the "Aggressive Balanced-Equity Fund") and Strategic Income Fund, twenty-eight Funds of Wells Fargo Funds Trust, dated November 14, 2003, incorporated herein by reference, and to the references to our firm under the headings, "Financial Highlights" in the prospectuses and "Independent Auditors" in the statements of additional information.

We also consent to the use of our reports for the Disciplined Growth Portfolio, Equity Income Portfolio, Index Portfolio, International Equity Portfolio, Large Cap Appreciation Portfolio, Large Cap Value Portfolio, Large Company Growth Portfolio, Small Cap Basic Value Portfolio, Small Cap Index Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, eleven portfolios of Wells Fargo Master Trust, dated November 14, 2003, incorporated herein by reference.

/s/ KPMG LLP

KPMG LLP
San Francisco, California
January 28, 2004